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                            DRESSER INDUSTRIES, INC.
             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997

The terms of this restatement are in effect for compensation described in
Section 1, paid after November 1, 1997. Compensation paid prior to November 1, 1997 shall be governed by the terms of the prior Plan as amended effective January 21, 1993.

1.   ELIGIBILITY AND PURPOSE

     Each member of the Board of Directors (the "Board") of Dresser Industries, Inc. (the "Company") who is not an employee of the Company or its subsidiaries shall be eligible to participate in the Dresser Industries, Inc. Deferred Compensation Plan for Non-employee Directors (the "Plan"). Any such member who elects to participate in the Plan (the "Director") shall thereby defer the receipt of all or any portion of the annual cash or stock retainer, meeting and committee fees payable by the Company to such member for serving as a member of the Board or one or more of its committees.

2.   DEFERRAL OF COMPENSATION

     The Director may defer all or any portion of the compensation described in
     Section 1 hereof by executing such form as the Secretary of the Company may prescribe and delivering such form to the Secretary prior to the first day of the Company's fiscal year for which the election is to be effective. An election made in this manner will only be applicable to compensation earned after the effective date of the election. The amount of compensation deferred shall not be paid or distributed to the Director except in accordance with the provisions of Section 5 hereof.

3.   DEFERRED COMPENSATION ACCOUNT

     The Company shall establish a Deferred Compensation Account (the "Account") for the Director. As of the date payments described in Section 1 hereof otherwise would be made to the Director, the Company shall credit to the Account, in stock equivalents, as hereinafter provided, that amount of the compensation described in Section 1 hereof which the Director has elected to defer.

4.   STOCK CREDITS

     a. As of the date payments described in section 1 hereof otherwise would be made to the Director, the amount due the Director shall be credited to the Account as a stock allotment. The Account shall be credited with a stock equivalent which shall be equal to (a) to the number of shares of the Company's 25 CENTS Par Value Common Stock (the "Common Stock") that could be purchased with the dollar amount of the allotment using the average closing price of such stock on the New York Stock Exchange for the last twenty (20) trading days preceding the date the Account is credited.

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          (1)  The Account shall also be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the average closing price of the Common Stock on the New York Stock Exchange for the last twenty
               (20) trading days preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company.

          (2) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in the corporate structure, the number of shares credited to the Account shall be appropriately adjusted.

5.   DISTRIBUTION

     a. At the Director's election, the balance in the Account shall be paid out to the Director when:

          (1)  The Director ceases to hold office as a member of the Board; or

          (2) The Director reaches an age at which the Director may earn unlimited amounts without penalty under the Social Security Act and the regulations promulgated thereunder; or

          (3) The period of years from the date deferral of compensation commences which the Director specified has elapsed.

          Except as otherwise provided herein, the balance in the Account shall be paid either in a lump sum or in annual installments, but not to exceed 10 annual installments (the "Payout Period"). The amount of each annual installment shall be determined as of the first day of the year in which payment is to be made by dividing the then balance in the Account by the then remaining number of years in the Payout Period. The lump sum or first monthly installment shall be made

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          as promptly as is convenient to the Company following the end of the calendar year in which the event referred to in this Section 5.a. elected by the Director occurs, provided that prior to the individual's retirement as a Director, death or disability, payment shall not be made with respect to any credited stock equivalent within six months of the date on which said stock equivalent was credited.

     b. In the event of the death of the Director prior to distribution of the balance in the Account in a lump sum or, if annual installments have been elected, the end of the Payout Period, the balance in the Account shall be payable in a lump sum to the beneficiary or beneficiaries designated in the Director's will or, if there is no such designation, to the Director's personal representative.

     c. The provisions of this Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives, and other successors in interest of the Director.

     d. Distribution of stock equivalents in the Account shall be made in stock.

     e. The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

6.   MISCELLANEOUS

     a. The election to defer compensation shall be irrevocable as to amounts earned in the fiscal year following the year in which the election is made, and also for any subsequent fiscal year, unless such subsequent fiscal year commences at least ten (10) days after a change or alteration has been made as hereinafter provided for. Any change or alteration with respect to amounts earned in any subsequent fiscal year may be made by delivering to the Secretary of the Company, not later than ten (10) days preceding the first day of the fiscal year to which such change, alteration or revocation is applicable, a new form reflecting such change, alteration or revocation.

     b. Neither the Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under this Plan except as and to the extent expressly provided for in this Plan.

     c. The interest of the Director under this Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to

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          transfer the Director's interest.  Amounts payable under the Plan shall be transferable only by will or by the laws of descent and distribution.

     d. The Company hereby reserves the right to amend, modify, terminate or discontinue the Plan at any time; provided however, no such action shall reduce the amounts then credited to the Account of the Director, nor change the time, method or manner of distribution of such amount.

     e. Nothing contained herein shall impose any obligation on the Company to continue the tenure of a Director beyond the term for which he may have been elected or retained.

     f. This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding.

     IN WITNESS WHEREOF, the Company has caused this Plan, as amended, to be executed for and in its name and its corporate seal to be hereto affixed and attested by its duly authorized Secretary this ___ day of _____________ , 1997.


                                   DRESSER INDUSTRIES, INC.



                                   By:
                                      -------------------------------
                                       Chairman
ATTEST:


------------------------------
Secretary